Exhibit 10.3

ORBCOMM CLOSES ON NEW TERM LOAN FACILITY AND

REDEEMS ALL OUTSTANDING SENIOR SECURED NOTES

Rochelle Park, NJ, December 2, 2020 – ORBCOMM Inc. (NASDAQ: ORBC), a global provider of Machine-to-Machine (M2M) and Internet of Things (IoT) solutions, today announced that it has entered into a $200 million five-year term loan facility (the “Term Loan”) and a $50 million revolving credit facility. Concurrently, the Company completed the redemption of all of its outstanding 8.00% senior secured notes (the “Notes”) and ended its previous $25 million revolver facility.

“As part of the next phase of ORBCOMM’s evolution, we’ve taken actions to strategically improve the Company’s capital structure by replacing the previous high-yield notes with this term loan at a significantly lower interest rate,” said Marc Eisenberg, ORBCOMM’s Chief Executive Officer. “With multiple acquisitions and a comprehensive integration effort behind us, as well as lower interest expense, we are in a great position to execute on our business plan, reduce debt levels and focus on organic growth.”

The Term Loan and revolving credit facility bear interest at LIBOR plus an applicable margin based on the Company’s consolidated net leverage ratio and will mature on December 2, 2025. The proceeds of the Term Loan, together with $20 million from the new revolving credit facility and cash on hand, were used to redeem the Company’s outstanding Notes pursuant to their terms at 104% of their principal amount, plus accrued and unpaid interest to, but excluding, December 2, 2020. Upon completion of this redemption, none of the 8.00% Notes remained outstanding.

JPMorgan Chase Bank, N.A., acted as Administrative Agent, Lead Arranger and Joint Bookrunner for the financing. Funding was provided through a syndicate of banks.

Additional details regarding the terms of the new facilities are discussed in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission.

About ORBCOMM Inc.

ORBCOMM is a global leader and innovator in the industrial Internet of Things, providing solutions that connect businesses to their assets to deliver increased visibility and operational efficiency. The company offers a broad set of asset monitoring and control solutions, including seamless satellite and cellular connectivity, unique hardware and powerful applications, all backed by end-to-end customer support, from installation to deployment to customer care. ORBCOMM has a diverse customer base including premier OEMs, solutions customers and channel partners spanning transportation, supply chain, warehousing and inventory, heavy equipment, maritime, natural resources, and government. For more information, visit www.orbcomm.com.

Forward-Looking Statements

Certain statements discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to our plans, objectives and expectations for future events and include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Such forward-looking statements, including those concerning the Company’s expectations, are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from the results, projected, expected or implied by the forward-looking statements, some of which are beyond the Company’s control, that may cause the Company’s actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. In addition, specific consideration should be given to various factors described in Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in our Annual Report on Form 10-K, and other documents, on file with the Securities and Exchange Commission. The Company undertakes no obligation to publicly revise any forward-looking statements or cautionary factors, except as required by law.

Contacts

Investor Inquiries:	Media Inquiries:
Aly Bonilla	Michelle Ferris
Vice President, Investor Relations	Senior Director, Corporate Communications
ORBCOMM Inc.	ORBCOMM Inc.
703-433-6360	703-433-6516
bonilla.aly@orbcomm.com	ferris.michelle@orbcomm.com